Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2004 (the “Form 10-Q/A”) of Cardinal Financial Corporation, I, Robert A. Cern, Executive Vice President and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)                                  the Form 10-Q/A fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)                                 the information contained in the Form 10-Q/A fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of, and for, the periods presented in the Form 10-Q/A.

Date: February 1, 2005	/s/ Robert A. Cern
Robert A. Cern
Executive Vice President and Chief
Financial Officer